Exhibit 10.15

FIRST AMENDMENT TO LEASE

    FIRST AMENDMENT TO LEASE (the “First Amendment”) dated as of this 23rd day of August, 2019 by and between BP RESERVOIR PLACE LLC, a Delaware limited liability company (“Landlord”) and DYNATRACE LLC, a Delaware limited liability company (“Tenant”).

RECITALS

    By Lease dated July 6, 2017 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing approximately 40,390 square feet of rentable floor area on the first floor of the building (the “Building”) known as and numbered 1601 Trapelo Road, Waltham, Massachusetts (referred to in the Lease as “Tenant’s Premises” and “Premises” and hereinafter sometimes referred to as the “Initial Premises”).

    Landlord and Tenant have agreed to increase the size of the Initial Premises by adding thereto an additional 9,841square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the first floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “First Additional Premises”) upon all of the same terms and conditions contained in the Lease except as otherwise provided in this First Amendment.

    Landlord and Tenant are entering into this instrument to set forth said leasing of the First Additional Premises and to amend the Lease.

    NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.    Effective as of the date Landlord delivers the First Additional Premises to Tenant free and clear of all tenants and occupants, which date is estimated to be October 1, 2019, (the “First Additional Premises Commencement Date”), the First Additional Premises shall constitute a part of the “Premises” (and “Tenant’s Premises”) demised to Tenant under the Lease, so that the “Premises” and “Tenant’s Premises” (as defined in Section 1.1 of the Lease), shall include the Initial Premises and the First Additional Premises. By way of example, the option to extend the Term of the Lease contained in Section 9.18 of the Lease shall apply to both the Initial Premises and the First Additional Premises collectively, but not to either space independently.

2.    (A)     Annual Fixed Rent for the Initial Premises shall continue to be payable during the Original Term as set forth in the Lease.

    (B)    (i) For the period from the First Additional Premises Commencement Date through the day immediately prior to the earlier of (i) the date Tenant occupies the First Additional Premises for business purposes or (ii) one hundred and twenty (120) days following the First Additional Premises Commencement Date (such earlier date being the “First Additional Premises Rent Commencement Date”), Annual Fixed Rent, operating expenses and real estate taxes shall not be payable for the First Additional Premises, provided however, during such period all other terms and conditions of the Lease shall be applicable to the First Additional Premises.

        (ii) Commencing on the First Additional Premises Rent Commencement Date, Annual Fixed Rent shall by payable for the First Additional Premises as follows:

Time Period	Rate PSF	Annual Rate
First Additional Premises Rent Commencement Date – September 30, 2020	$40.50	$398,560.50
October 1, 2020 – September 30, 2021	$41.50	$408,401.50
October 1, 2021 – September 30, 2022	$42.50	$418,242.50
October 1, 2022 – September 30, 2023	$43.50	$428,083.50
October 1, 2023 – September 30, 2024	$44.50	$437,924.50
October 1, 2024 – September 30, 2025	$45.50	$447,765.50
October 1, 2025 – September 30, 2026	$46.50	$457,606.50
October 1, 2026 – September 30, 2027	$47.50	$467,447.50

    (C) Annual Fixed Rent for the Initial Premises and the First Additional Premises during the extension option period (if exercised) shall be as determined pursuant to Section 9.18 of the Lease.
3.    With respect to the Initial Premises, Tenant shall continue to make payments with respect to operating expenses, real estate taxes and electricity in accordance with the Lease. With respect to the First Additional Premises and commencing on the First Additional Premises Commencement Date, Tenant shall make payments with respect to the electricity in accordance with the Lease, and commencing on the First Additional Premises Rent Commencement Date, Tenant shall make payments with respect to operating expenses and real estate taxes, but (i) all references in Sections 2.6, 2.7 and 2.8 of the Lease to the “Rentable Floor Area of the Premises” shall be deemed to refer to the “Rentable Floor Area of the First Additional Premises,” (ii) “Base Taxes” shall mean Landlord’s Tax Expenses for fiscal year 2020 (that is the period beginning July 1, 2019 and ending June 30, 2020) and (iii) “Base Operating Expenses” shall mean Landlord’s Operating Expenses for calendar year 2020. Operating expenses and real estate taxes allocable to the First Additional Premises shall be calculated in the same manner as the operating expenses and real estate taxes are allocable to the Initial Premises.

4.    Landlord and Tenant acknowledge and agree that the right of first offer contained in Section 9.25 of the Lease applies to the First Additional Premises and the First Additional Premises are the “RFO Premises” thereunder, accordingly, with the leasing of the First Additional Premises pursuant to this First Amendment, Tenant shall have no further right of first offer with respect to the First Additional Premises. Landlord, however, has agreed to provide Tenant with a right of first offer respecting another space in the Building containing 9,631 square feet of rentable floor area on the first floor shown on Exhibit B attached hereto (sometimes, “Replacement RFO Premises”) upon all of the same terms and conditions set forth in Section 9.25 of the Lease except that (i) Exhibit B attached hereto shall replace Exhibit D attached to the Lease, (ii) subsection 9.25(F) shall be deleted in its entirety, and (iii) Section 9.25(B) of the Lease shall be deleted in its entirety and replaced with the following:

Definition of RFO Premises: “RFO Premises” shall be defined as the area on the first (1st) floor of the Building located adjacent to the Premises and containing approximately 9,631 rentable square feet, as shown as “RFO Premises” on the plan attached hereto as Exhibit B, when such area becomes Available for Lease, as hereinafter defined during the Term of the Lease. For the purposes of this Section 9.25, the RFO Premises shall be deemed to be “Available for Lease” upon the earlier of (i) December 31, 2020, and (ii) the termination of Landlord’s lease with the current tenant of the RFO Premises, Trinet HR Corporation.

5.    (A)    The First Additional Premises shall be delivered to Tenant broom clean and free of all debris and personal property, other than all wiring and cabling. Landlord shall cause all Building systems serving the First Additional Premises to be in good working order and repair on the Delivery Date, and Landlord hereby represents to Tenant that, as of the execution date of this First Amendment, Landlord has not received written notices from any governmental agencies that the First Additional Premises are in violation of any applicable laws, regulations, bylaws or building codes, the subject of which remains uncured. Except as otherwise set forth in this First Amendment, Tenant agrees to accept the First Additional Premises in “as is” condition and Landlord shall have no obligation to perform any additions, alterations or demolition in the First Additional Premises and Landlord shall have no responsibility for the installation or connection of Tenant's telephone or other communications equipment or systems. Notwithstanding anything contained in this First Amendment to the contrary, Tenant shall have no obligation to remove any Hazardous Materials existing in the First Additional Premises prior to the Delivery Date, and Landlord shall be solely responsible for the costs of removal of the same in accordance with applicable law.

(B)    Landlord shall provide to Tenant a special allowance of $492,050.00 (the “First Amendment Tenant Allowance”) to be used and applied by Tenant solely on account of the cost of work performed by Tenant in accordance with the terms of the Lease in the First Additional Premises (the “Tenant’s Work”). Provided that Tenant (i) has completed all of such Tenant’s Work in accordance with the terms of the Lease, has paid for all of such Tenant’s Work in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in recordable forms acceptable to Landlord, (ii) has delivered to Landlord its certificate specifying the cost of such Tenant’s Work and all contractors, subcontractors and supplies involved with Tenant’s Work, together with evidence of such cost in the form of paid invoices, receipts and the like, (iii) has satisfied the requirements of (i) and (ii) above and made request for such payment on or before the date that is three hundred and sixty-five (365) days after the First Additional Premises Rent Commencement Date (the “Allowance End Date”), (iv) is not otherwise in default under the Lease, and (v) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Site arising out of Tenant’s Work or any litigation in which Tenant is a party, then within thirty (30) days after the satisfaction of the foregoing conditions, Landlord shall pay to Tenant the lesser of the amount of such costs so certified or the amount of the First Amendment Tenant Allowance. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the cost of the leasehold improvements but not the cost of any of Tenant’s personal property, trade fixtures or trade equipment, moving expenses or any so-called soft costs. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the First Amendment Tenant Allowance for any purposes other than as provided in this Section, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to make application of any portion of the First Amendment Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant’s Work is less than the First Amendment Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Landlord shall be entitled to deduct from the First Amendment Tenant Allowance third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s Work, (but in no event shall Tenant be required to reimburse Landlord more than $3,000 for such third-party expenses in connection with such review).

Notwithstanding the foregoing, it is understood and agreed that Tenant may utilize up to a maximum of $73,807.50 (the “Cap Amount”) of the First Amendment Tenant Allowance towards architectural, engineering and telecommunications cabling costs associated with Tenant’s Work (the “Special Costs”); provided, however, that the conditions to application of the First Amendment Tenant Allowance set forth above have been satisfied (including, without limitation, the requirement that First Amendment Tenant Allowance be utilized on or before Tenant Allowance End Date) and provided further that, with respect to any Special Costs for which Tenant has directly contracted, Tenant (i) has paid for all of such Special Costs in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result thereof in the recordable forms acceptable to Landlord and (ii) has delivered to Landlord its certificate specifying the cost of such Special Costs, together with evidence of such cost in the form of paid invoices, receipts and the like. Landlord shall pay to Tenant the lesser of the amount of such costs so certified or the Cap Amount within thirty (30) days after the satisfaction of the foregoing conditions.

(C)    As soon as may be convenient after the First Additional Premises Commencement Date and the First Additional Premises Rent Commencement Date have been determined, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit C attached hereto, in which such First Amendment Additional Premises Commencement Date and the First Additional Premises Rent Commencement Date shall be stated. If Tenant fails to execute such Declaration, the First Amendment Additional Commencement Date and the First Additional Premises Rent Commencement Date shall be as reasonably determined by the project architect in accordance with the terms of this First Amendment.

6.    The Number of Parking Privileges provided to Tenant pursuant to Section 1.1 of the Lease is increased as of the First Additional Premises Commencement Date by adding an additional thirty-four (34) spaces thereto, ten (10) of which additional spaces are to be located in the garage below the Building.

7.    (A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than CBRE, Inc. (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers (other than the Broker), Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

9.    Landlord and Tenant acknowledge that the Tenant Allowance provided in Section 1.3 of Exhibit B-1 to the Lease is no longer applicable and Tenant shall have no further rights thereunder.

10.    The parties hereby acknowledge that the leasing of the First Additional Premises to Tenant as provided herein is subject to Landlord and Constant Contact, Inc. (“CTCT”), the existing tenant of the First Additional Premises, entering into an agreement terminating the term of its lease in respect of the First Additional Premises such that the same may be timely delivered to Tenant as provided herein (the “CTCT Termination Agreement”). Therefore, in the event Landlord and CTCT have not entered into the CTCT Termination Agreement in form and substance acceptable to Landlord in its sole discretion by September 1, 2019, this First Amendment void and without further force and effect and the Lease shall remain in full force and effect.

11.    Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

12.    Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease and as herein amended.

13.    The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

    EXECUTED as of the date and year first above written.

WITNESS:	LANDLORD:

/s/ Victoria L. Paolino
BP RESERVOIR PLACE LLC, a Delaware limited liability company

By: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its manager

By: BOSTON PROPERTIES, Inc., a Delaware corporation, its general partner

By: /s/ Patrick Mulvihill
Name: Patrick Mulvihill
Title: VP, Leasing

TENANT:

WITNESS:	DYNATRACE LLC

______________________________	By:	/s/ Kevin Burns
	Name:	Kevin Burns
	Title:	CFO
(Hereunto Duly Authorized)

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